Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Olivia Snyder, Investor Relations Analyst
(617) 796-8234
www.snhreit.com

Senior Housing Properties Trust Announces Third Quarter 2015 Results

Normalized FFO of $0.47 Per Share for the Third Quarter, up 6.8% Year over Year

Consolidated Same Property Cash Basis NOI up 1.9% Year over Year,

Including 11.0% Increase from Managed Senior Living Communities Portfolio

Newton, MA (November 4, 2015):  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter and nine months ended September 30, 2015.

SNH’s President and Chief Operating Officer, David Hegarty, made the following statement:

“Our business produced strong operating results in the third quarter, with a 6.8% increase in normalized FFO per share compared to the same period a year ago.  We also realized a 1.9% increase in consolidated same property cash basis NOI during the quarter, which was highlighted by an 11.0% increase at our managed senior living communities. In addition, we improved our financial flexibility by closing on a $200 million seven year unsecured term loan and exercising a partial expansion under our unsecured revolving credit facility to increase commitments to $1 billion.”

Results for the quarter ended September 30, 2015:

Normalized funds from operations, or Normalized FFO, for the quarter ended September 30, 2015 were $111.4 million, or $0.47 per basic and diluted share. This compares to Normalized FFO for the quarter ended September 30, 2014 of $89.6 million, or $0.44 per basic and diluted share. The increase in Normalized FFO is primarily the result of acquisitions since October 1, 2014 and strong performance from SNH’s managed senior living communities.

Net income was $38.2 million, or $0.16 per basic and diluted share, for the quarter ended September 30, 2015, compared to net income of $37.1 million, or $0.18 per basic and diluted share, for the quarter ended September 30, 2014.

The basic and diluted weighted average number of common shares outstanding were approximately 237 million for the quarter ended September 30, 2015, and approximately 204 million for the quarter ended September 30, 2014.

Reconciliations of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended September 30, 2015 and 2014 appear later in this press release.

Results for the nine months ended September 30, 2015:

Normalized FFO for the nine months ended September 30, 2015 were $316.7 million, or $1.37 per basic and diluted share. This compares to Normalized FFO for the nine months ended September 30, 2014 of $256.3 million, or $1.30 per basic and diluted share.

Net income was $114.4 million, or $0.49 per basic and diluted share, for the nine months ended September 30, 2015, compared to net income of $113.4 million, or $0.57 per basic and diluted share, for the nine months ended September 30, 2014.

The basic and diluted weighted average number of common shares outstanding were approximately 231 million for the nine months ended September 30, 2015, and approximately 197 million for the nine months ended September 30, 2014.

Reconciliations of net income determined in accordance with GAAP to FFO and Normalized FFO for the nine months ended September 30, 2015 and 2014 appear later in this press release.

Operating Results for the quarter ended September 30, 2015:

For the three months ended September 30, 2015, consolidated same property net operating income, or NOI, and cash basis NOI increased 2.3% and 1.9% respectively, compared to the quarter ended September 30, 2014.

For the three months ended September 30, 2015, 41.1% of SNH’s NOI came from 121 properties leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or MOBs, with 11.3 million leasable square feet.  As of September 30, 2015, 96.0% of SNH’s MOB leasable square feet were leased, compared to 96.4% as of June 30, 2015 and 95.6% as of September 30, 2014.  Same property occupancy for SNH’s MOBs owned continuously since July 1, 2014 decreased to 95.1% as of September 30, 2015, compared to 95.6% as of September 30, 2014.  SNH’s MOB same property NOI increased 0.5% during the quarter ended September 30, 2015 compared to the quarter ended September 30, 2014, while SNH’s MOB same property cash basis NOI decreased 0.3% during the quarter ended September 30, 2015 compared to the quarter ended September 30, 2014.

For the three months ended September 30, 2015, 40.6% of SNH’s consolidated NOI came from 232 triple net leased senior living communities with 26,231 living units. Occupancy at triple net leased senior living communities was 84.9% during the most recently reported period, compared to 85.2% during the comparable period last year.(1) Same property occupancy at SNH’s triple net leased senior living communities owned continuously since July 1, 2014 was unchanged at 85.3% compared to the comparable period last year. Same property NOI and cash basis NOI for SNH’s triple net leased senior living communities increased 1.3% and 1.1%, respectively, during the quarter ended September 30, 2015 compared to the quarter ended September 30, 2014.

For the three months ended September 30, 2015, 15.4% of SNH’s NOI came from 65 managed senior living communities with 8,606 living units.  Occupancy at the managed senior living communities was 87.7% during the quarter ended September 30, 2015, compared to 88.2% during the comparable period last year.  Same property occupancy for managed senior living communities owned continuously since July 1, 2014 decreased to 87.2% during the quarter ended September 30, 2015, from 88.2% during the comparable period last year.  Same property average monthly rates increased 1.8% to $4,228 during the quarter ended September 30, 2015 compared to the quarter ended September 30, 2014. Same property NOI and cash basis NOI for SNH’s managed senior living communities both increased 11.0% during the quarter ended September 30, 2015 compared to the quarter ended September 30, 2014. This increase was the result of a $1.1 million increase in revenues, which was primarily driven by rate increases in excess of lost revenues from occupancy declines, and $917,000 of expense reductions.

Reconciliations of NOI and cash basis NOI to net income determined in accordance with GAAP for the quarters ended September 30, 2015 and 2014 appear later in this press release. In addition, calculations and reconciliations of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by SNH’s operating segments for the quarters ended September 30, 2015 and 2014 appear later in this press release.

Recent Investment and Sales Activities:

In September 2015, SNH acquired one senior living community with 87 living units for approximately $27.4 million, excluding closing costs and including the assumption of approximately $12.3 million of mortgage debt at an annual interest rate of 6.2%. SNH leases this community to a third party senior living operator. This community was the last remaining community to be acquired in conjunction with the May 2015 purchase of 37 senior living communities with 3,352 living units for approximately $762.6 million.

Also in September 2015, SNH acquired one senior living community with 84 private pay assisted living units located in Georgia for approximately $18.3 million, excluding closing costs. SNH leases this community to a third party senior living operator.

In July 2015, SNH sold one senior living community with 12 living units located in Iowa for $155,000, excluding closing costs. In August 2015, SNH sold one senior living community with 63 living units located in Wisconsin for $850,000, excluding closing costs. SNH did not recognize any gains or losses from these sales.

(1) Most recent reported data is based upon the operating results provided by SNH’s tenants for the 12 months ended June 30, 2015 and 2014 or the most recent prior period for which tenant operating results are available.

Recent Financing Activities:

In September 2015, SNH closed on a new $200 million, seven year unsecured term loan. The term loan matures in September 2022. The interest rate on the term loan is LIBOR plus 180 basis points, subject to adjustments based on changes to SNH’s credit ratings. The term loan has an accordion feature under which maximum borrowings may be increased to up to $400 million in certain circumstances. SNH used the net proceeds of the term loan to partially repay amounts outstanding under its revolving credit facility.

Also in September 2015, SNH partially exercised the accordion feature under its unsecured revolving credit facility agreement to increase the lending commitments under the credit facility to $1 billion from its previous amount of $750 million. All other material terms of the credit facility remain unchanged.

In October 2015, SNH prepaid two mortgages with maturity dates in January 2016 encumbering one property with an aggregate principal balance of $52 million and a weighted average annual interest rate of 5.6%. Also, SNH’s $250 million 4.3% senior unsecured notes due in January 2016 have been called for prepayment on or about November 4, 2015. SNH funded or will fund these prepayments with cash on hand and borrowings under its revolving credit facility.

Conference Call:

On Wednesday, November 4, 2015, at 10:00 a.m. Eastern Time, David J. Hegarty, President and Chief Operating Officer, and Richard A. Doyle, Chief Financial Officer, will host a conference call to discuss the third quarter 2015 financial results.  The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call at either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Wednesday, November 11, 2015. To hear the replay, dial (412) 317-0088. The replay pass code is 10074253.

A live audio webcast of the conference call will also be available in a listen only mode on the company’s website, which is located at www.snhreit.com. Participants wanting to access the webcast should visit the company’s website about five minutes before the call. The archived webcast will be available for replay on the company’s website after the call.

The transcription, recording and retransmission in any way of SNH’s third quarter 2015 conference call are strictly prohibited without the prior written consent of SNH.

Supplemental Data:

A copy of SNH’s Third Quarter 2015 Supplemental Operating and Financial Data is available for download from the SNH website, www.snhreit.com.  SNH’s website is not incorporated as part of this press release.

SNH is a real estate investment trust, or REIT, that owned 428 properties (452 buildings) located in 43 states and Washington, D.C. as of September 30, 2015. SNH is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SNH’s operating results and financial condition.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SNH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, SNH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                 THE MAXIMUM BORROWING AVAILABILITY UNDER SNH’S REVOLVING CREDIT FACILITY AND TERM LOANS MAY BE INCREASED TO UP TO $2.6 BILLION ON A COMBINED BASIS IN CERTAIN CIRCUMSTANCES. HOWEVER, INCREASING THE MAXIMUM BORROWING AVAILABILITY UNDER SNH’S REVOLVING CREDIT FACILITY AND TERM LOANS IS SUBJECT TO SNH OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR.

THE INFORMATION CONTAINED IN SNH’S FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN ITS PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM SNH’S FORWARD LOOKING STATEMENTS. SNH’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SNH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SENIOR HOUSING PROPERTIES TRUST

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues:
Rental income	$158,863	$137,614	$460,193	$377,339
Residents fees and services	96,412	79,259	271,061	237,740
Total revenues	255,275	216,873	731,254	615,079

Expenses:
Property operating expenses	96,927	82,706	276,313	240,297
Depreciation	70,016	50,074	186,234	135,132
General and administrative	10,316	10,384	32,563	28,250
Acquisition related costs	742	15	6,517	2,649
Impairment of assets	(98)	—	(98)	—
Total expenses	177,903	143,179	501,529	406,328

Operating income	77,372	73,694	229,725	208,751

Interest and other income	57	78	274	336
Interest expense	(38,989)	(36,201)	(112,838)	(99,213)
Loss on early extinguishment of debt	(21)	—	(1,469)	—
Income from continuing operations before income tax expense and equity in (losses) earnings of an investee	38,419	37,571	115,692	109,874
Income tax expense	(146)	(156)	(385)	(502)
Equity in (losses) earnings of an investee	(24)	38	70	59
Income from continuing operations	38,249	37,453	115,377	109,431
Discontinued operations:
(Loss) income from discontinued operations	—	(557)	(350)	1,484
Impairment of assets from discontinued operations	—	216	(602)	(117)
Income before gain on sale of properties	38,249	37,112	114,425	110,798
Gain on sale of properties	—	—	—	2,552
Net income	$38,249	$37,112	$114,425	$113,350

Weighted average shares outstanding (basic)	237,263	203,647	231,454	197,225
Weighted average shares outstanding (diluted)	237,293	203,675	231,486	197,256

Basic and diluted per common share amounts:
Income from continuing operations per share	$0.16	$0.18	$0.50	$0.56
(Loss) income from discontinued operations per share	—	—	(0.01)	0.01
Basic and diluted net income per share	$0.16	$0.18	$0.49	$0.57

SENIOR HOUSING PROPERTIES TRUST

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

(amounts in thousands, except per share data)

(unaudited)

Calculation of Funds from Operations (FFO) and Normalized FFO (1):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Net income	$38,249	$37,112	$114,425	$113,350
Depreciation expense	70,016	50,074	186,234	135,132
Gain on sale of properties	—	—	—	(2,552)
Impairment of assets from continuing operations	(98)	—	(98)	—
Impairment of assets from discontinued operations	—	(216)	602	117
FFO	108,167	86,970	301,163	246,047
Acquisition related costs	742	15	6,517	2,649
Loss on early extinguishment of debt	21	—	1,469	—
Percentage rent adjustment(2)	2,500	2,600	7,600	7,600
Normalized FFO	$111,430	$89,585	$316,749	$256,296

Weighted average shares outstanding (basic)	237,263	203,647	231,454	197,225
Weighted average shares outstanding (diluted)	237,293	203,675	231,486	197,256

FFO per share (basic and diluted)	$0.46	$0.43	$1.30	$1.25
Normalized FFO per share (basic and diluted)	$0.47	$0.44	$1.37	$1.30
Net income per share (basic and diluted)	$0.16	$0.18	$0.49	$0.57
Distributions declared per share	$0.39	$0.39	$1.17	$1.17

(1)

SNH calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and impairment of real estate assets, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to SNH.  SNH’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because SNH includes estimated percentage rent in the period to which SNH estimates that it relates rather than when it is recognized as income in accordance with GAAP, SNH includes estimated business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP and SNH excludes acquisition related costs, gains and losses on early extinguishment of debt, gains and losses on lease terminations and losses on impairment of intangible assets, if any.  SNH considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, operating income and cash flow from operating activities.  SNH believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of its operating performance between periods and with other REITs.  FFO and Normalized FFO are among the factors considered by SNH’s Board of Trustees when determining the amount of distributions to its shareholders.  Other factors include, but are not limited to, requirements to maintain SNH’s status as a REIT, limitations in its revolving credit facility agreement, term loan agreement and public debt covenants, the availability of debt and equity capital, SNH’s expectation of its future capital requirements and operating performance, and SNH’s expected needs and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of SNH’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SNH’s activities.  These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SNH’s Condensed Consolidated Statements of Comprehensive Income and Condensed Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than SNH does.

(2)

In calculating net income in accordance with GAAP, SNH recognizes percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although SNH defers recognition of this revenue until the fourth quarter for purposes of calculating net income, it includes these estimated amounts in its calculation of Normalized FFO for each quarter of the year. The fourth quarter Normalized FFO calculation excludes the amounts included during the first three quarters.

SENIOR HOUSING PROPERTIES TRUST

CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI) AND CASH BASIS NOI

(amounts in thousands)

(unaudited)

	For the Three Months Ended
	9/30/2015	9/30/2014
Calculation of NOI and Cash Basis NOI (1):
Revenues:
Rental income	$ 158,863	$ 137,614
Residents fees and services	96,412	79,259
Total revenues	255,275	216,873
Property operating expenses	96,927	82,706
Property net operating income (NOI):	158,348	134,167
Non cash straight line rent adjustments	(5,040)	(2,876)
Lease value amortization	(1,084)	(1,264)
Lease termination fees	(244)	—
Non cash amortization included in property operating expenses(2)	(204)	—
Cash Basis NOI	$ 151,776	$ 130,027

Reconciliation of Cash Basis NOI to Net Income:
Cash Basis NOI	$ 151,776	$ 130,027
Non cash straight line rent adjustments	5,040	2,876
Lease value amortization	1,084	1,264
Lease termination fees	244	—
Non cash amortization included in property operating expenses(2)	204	—
Property NOI	158,348	134,167
Depreciation expense	(70,016)	(50,074)
General and administrative expense	(10,316)	(10,384)
Acquisition related costs	(742)	(15)
Impairment of assets	98	—
Operating income	77,372	73,694

Interest and other income	57	78
Interest expense	(38,989)	(36,201)
Loss on early extinguishment of debt	(21)	—
Income before income tax expense and equity in (losses) earnings of an investee	38,419	37,571
Income tax expense	(146)	(156)
Equity in (losses) earnings of an investee	(24)	38
Income from continuing operations	38,249	37,453
Discontinued operations
Loss from discontinued operations	—	(557)
Impairment of assets from discontinued operations	—	216
Net income	$ 38,249	$ 37,112

(1)   The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to SNH’s property level results of operations. SNH calculates NOI and Cash Basis NOI as shown above excluding properties classified as discontinued operations.  SNH defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions.  SNH defines Cash Basis NOI as NOI excluding non cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non cash amortization included in property operating expenses. SNH considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of SNH’s properties. SNH uses NOI and Cash Basis NOI internally to evaluate individual and company wide property level performance, and it believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because these measures reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of its operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income, operating income or cash flow from operating activities determined in accordance with GAAP, or as indicators of SNH’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SNH’s activities.  These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SNH’s Condensed Consolidated Statements of Comprehensive Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than SNH does.

(2)   SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in The RMR Group Inc. shares in June 2015. A portion of this liability is being amortized on a straight line basis over the 20 year life of the property management agreement with The RMR Group LLC as a reduction to property management fees, which are included in property operating expenses.

SENIOR HOUSING PROPERTIES TRUST

Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)

(dollars in thousands)

(unaudited)

	For the Three Months Ended September 30, 2015					For the Three Months Ended September 30, 2014
Calculation of NOI and Cash Basis NOI:	Triple Net Leased Senior Living Communities (2)	Managed Senior Living Communities (3)	MOBs (4)	Non-Segment (5)	Total	Triple Net Leased Senior Living Communities (2)	Managed Senior Living Communities (3)	MOBs (4)	Non-Segment (5)	Total
Rental income / residents fees and services	$64,222	$96,412	$90,072	$4,569	$255,275	$55,266	$79,259	$77,798	$4,550	$216,873
Property operating expenses	-	(71,983)	(24,944)	-	(96,927)	-	(61,330)	(21,376)	-	(82,706)
Property net operating income (NOI)	$64,222	$24,429	$65,128	$4,569	$158,348	$55,266	$17,929	$56,422	$4,550	$134,167
NOI Growth	16.2%	36.3%	15.4%	0.4%	18.0%	--	--	--	--	--

Property NOI	$64,222	$24,429	$65,128	$4,569	$158,348	$55,266	$17,929	$56,422	$4,550	$134,167
Less:
Non cash straight line rent adjustments	1,373	-	3,530	138	5,041	113	-	2,626	137	2,876
Lease value amortization	-	-	1,029	55	1,084	-	-	1,209	55	1,264
Lease termination fees	-	-	244	-	244	-	-	-	-	-
Non cash amortization included in property operating expenses (7)	-	-	203	-	203	-	-	-	-	-
Cash Basis NOI	$62,849	$24,429	$60,122	$4,376	$151,776	$55,153	$17,929	$52,587	$4,358	$130,027
Cash Basis NOI Growth	14.0%	36.3%	14.3%	0.4%	16.7%	--	--	--	--	--

Reconciliation of NOI to Same Property NOI:
Property NOI	$64,222	$24,429	$65,128	$4,569	$158,348	$55,266	$17,929	$56,422	$4,550	$134,167
Less:
NOI not included in same property	8,665	4,521	8,548	-	21,734	441	-	124	-	565

Same property NOI (6)	$55,557	$19,908	$56,580	$4,569	$136,614	$54,825	$17,929	$56,298	$4,550	$133,602
Same property NOI growth	1.3%	11.0%	0.5%	0.4%	2.3%	--	--	--	--	--

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (6)	$55,557	$19,908	$56,580	$4,569	$136,614	$54,825	$17,929	$56,298	$4,550	$133,602
Less:
Non cash straight line rent adjustments	233	-	2,828	138	3,199	113	-	2,625	137	2,875
Lease value amortization	-	-	1,039	55	1,094	-	-	1,209	55	1,264
Lease termination fees	-	-	244	-	244	-	-	-	-	-
Non cash amortization included in property operating expenses (7)	-	-	179		179	-	-	-	-	-
Same property cash basis NOI (6)	$55,324	$19,908	$52,290	$4,376	$131,898	$54,712	$17,929	$52,464	$4,358	$129,463
Same property cash basis NOI growth	1.1%	11.0%	(0.3%)	0.4%	1.9%	--	--	--	--	--

(1) For a calculation, reconciliation and definition of NOI and Cash Basis NOI, please see pages 8 and 9. Excludes properties classified in discontinued operations.

(2) Includes triple net leased senior living communities that provide short term and long term residential care and dining services for residents.

(3) Includes managed senior living communities that provide short term and long term residential care and dining services for residents.

(4) Includes properties leased to medical providers, medical related businesses, clinics and biotech laboratory tenants.

(5) Includes the operating results of certain properties that offer wellness and spa services to members.

(6) Consists of properties owned continuously since July 1, 2014.

(7) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR Inc. shares in June 2015. A portion of this liability is being amortized on a straight line basis over the 20 year life of the property management agreement with RMR LLC as a reduction to property management fees, which are included in property operating expenses.

SENIOR HOUSING PROPERTIES TRUST

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

(unaudited)

Balance Sheet:

	September 30,	December 31,
	2015	2014
ASSETS
Real estate properties	$7,439,088	$6,238,611
Less accumulated depreciation	(1,101,434)	(983,850)
	6,337,654	5,254,761
Cash and cash equivalents	61,408	27,594
Restricted cash	8,179	10,544
Deferred financing fees, net	29,486	30,549
Acquired real estate leases and other intangible assets, net	628,706	472,788
Other assets	287,563	172,033
Total assets	$7,352,996	$5,968,269

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$467,757	$80,000
Unsecured term loans	550,000	350,000
Senior unsecured notes, net of discount	1,744,694	1,743,628
Secured debt and capital leases	739,114	627,076
Accrued interest	33,662	20,046
Assumed real estate lease obligations, net	118,099	122,826
Other liabilities	194,130	72,286
Total liabilities	3,847,456	3,015,862

Total shareholders’ equity	3,505,540	2,952,407
Total liabilities and shareholders’ equity	$7,352,996	$5,968,269

(END)